Exhibit 99.1

Mannatech Appoints Linda K. Ferrell, Ph.D. to Board of Directors

COPPELL, Texas—April 2, 2015—Mannatech, Incorporated (NASDAQ: MTEX), the founder of the M5MSM (Mission 5 MillionSM) social entrepreneurial movement, the pioneer of nutritional glycobiology and the global innovator of naturally sourced supplements based on Real Food Technology® solutions, today announced the appointment of Linda K. Ferrell, Ph.D. to its Board of Directors.

“Dr. Ferrell brings to the Board extensive knowledge in business ethics, marketing and strategic corporate social responsibility in the direct selling industry,” said J. Stanley Fredrick, Chairman of the Board of Mannatech, Incorporated. “Dr. Ferrell’s work with the Direct Selling Education Foundation provides her with unique knowledge concerning the value of our business model to global consumers, which helps make her a valued asset and member of Mannatech’s Board of Directors.”

As a member of Mannatech’s Board of Directors, Dr. Ferrell joins a strong team responsible for helping lead and manage the strategic direction of the company, overseeing Mannatech’s current initiatives and making decisions on the shareholders’ behalf.

Dr. Ferrell is completing nine years at the University of New Mexico, and will be joining the Jack C. Massey School of Business at Belmont University this fall. Currently she serves as the President of the Academy of Marketing Science; is on the Board of Visitors for the University of Central Florida, Nicholson School of Communication; and is a member of the American Marketing Association.

Previously, Dr. Ferrell has served on the Board of the National Association of State Boards of Accountancy, Center for the Public Trust; the Board of Directors and Executive Committee for the Direct Selling Education Foundation, in the Doris Christopher endowed board seat; and the Cutco/Vector College Advisory Board. She has published refereed articles concerning marketing ethics, ethics training methods and effectiveness, strategic philanthropy, corporate social responsibility and sustainability.

Dr. Ferrell received her B.S. in Retailing-Fashion Merchandising and her M.B.A. from Illinois State University. She also received her Ph.D. in Business Administration, management concentration, from the University of Memphis. Prior to completing her doctorate, she worked in advertising for McDonald’s advertising agency and Pizza Hut’s advertising agency.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing childhood nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea, Mexico, Namibia, Spain and Hong Kong. For more information, visit Mannatech.com.

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Please note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com